Exhibit 99.1

U.S. Auto Parts Reports First Quarter 2016 Results

- Net Sales up 6% to $80.7 Million; Adjusted EBITDA up 52% to $4.3 Million

CARSON, Calif. - May 9, 2016 - U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of aftermarket automotive parts and accessories, reported results for the first quarter ended April 2, 2016. All information and data excludes AutoMD unless specifically noted.

First Quarter 2016 Financial Highlights vs. Year-Ago Quarter

•	Net sales up 6% to $80.7 million

•	Gross margin increased 230 basis points to 30.4%

•	Adjusted EBITDA (a non-GAAP measure defined below) increased 52% to $4.3 million

•	Net income increased 8x to $1.5 million, or $0.03 per diluted share

First Quarter 2016 Operational Highlights vs. Year-Ago Quarter

•	Unique visitors increased 3% to 31.4 million

•	Conversion rate increased by 10 basis points to 1.8%

•	Total online orders increased by 8.5% to 881,000 orders

Management Commentary
“Our first quarter was highlighted by the continued strength of our private label business, which realized double-digit year-over-year growth for the ninth consecutive quarter,” said Shane Evangelist, CEO of U.S. Auto Parts. “The higher-margin nature of this business, coupled with our continued execution of strategic pricing initiatives and freight efficiencies, enabled us to generate our strongest quarter of net income since 2010.”

Exhibit 99.1

First Quarter 2016 Financial Results
Net sales in the first quarter of 2016 increased 6% to $80.7 million compared to $76.3 million in the year-ago quarter. The increase was largely driven by an 11% increase in online marketplace sales to $21.3 million, as well as a 5% increase in e-commerce sales to $50.9 million.

Gross profit in the first quarter of 2016 increased 15% to $24.5 million compared to $21.4 million in the year-ago quarter. As a percentage of net sales, gross profit increased 230 basis points to 30.4% compared to 28.1%. The increase in gross margin was primarily driven by a higher mix of private label sales, which were 67% of net sales compared to 64% in the year-ago quarter. The increase was also driven by strategic pricing initiatives and freight efficiencies.

Total operating expenses in the first quarter were $22.6 million compared to $20.7 million in the year-ago quarter. As a percentage of net sales, operating expenses increased to 28.0% compared to 27.1%. The increase was primarily the result of increased fulfillment costs and marketing spend.

Adjusted EBITDA in the first quarter of 2016 increased 52% to $4.3 million compared to $2.9 million in the year-ago quarter. As a percentage of net sales, adjusted EBITDA increased 170 basis points to 5.4% compared to 3.7%. The significant increase was driven by the aforementioned improvements in gross margin, partially offset by the aforementioned increases in operating expenses.

Net income in the first quarter increased 8x to $1.5 million, or $0.03 per diluted share, compared to net income of $0.2 million, or $0.00 per diluted share in the year-ago quarter.

At April 2, 2016, cash and cash equivalents totaled $1.3 million compared to $1.5 million at January 2, 2016. Total debt decreased to $3.0 million from $11.8 million at January 2, 2016.

Key Operating Metrics

	Q1 2016	Q1 2015	Q4 2015
Conversion Rate [1]	1.78%	1.69%	1.78%
Customer Acquisition Cost [1]	$7.73	$7.30	$7.95
Unique Visitors (millions) [1]	31.4	30.6	27.6
Number of Orders - E-commerce only (thousands)	559	516	492
Number of Orders - Online Marketplace (thousands)	322	296	246
Total Number of Internet Orders (thousands)	881	812	738
Revenue Capture (% Sales) [2]	85.5%	85.5%	85.8%
Average Order Value - E-commerce only	$106	$110	$106
Average Order Value - Online Marketplace	$72	$71	$71
Average Order Value - Total Internet Orders	$94	$96	$94

1.	Excludes online marketplaces and media properties (e.g. AutoMD).

2.
Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment and excludes online marketplaces and media properties (e.g. AutoMD).

Exhibit 99.1

Conference Call
U.S. Auto Parts will conduct a conference call today at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss its financial results for the first quarter ended April 2, 2016.

The company’s CEO Shane Evangelist and CFO Neil Watanabe will host the conference call, followed by a question and answer period.

Date: Monday, May 9, 2016
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: 877-407-9039
International dial-in number: 201-689-8470

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay via the investor relations section of the company’s website at www.usautoparts.net.

A telephone replay of the conference call will also be available on the same day through May 23, 2016.

Toll-free replay number: 877-870-5176
International replay number: 858-384-5517
Replay ID: 13635142

About U.S. Auto Parts Network, Inc.
Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including collision parts, engine parts, performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship consumer websites are located at www.autopartswarehouse.com, www.jcwhitney.com, and www.AutoMD.com and the Company’s corporate website is located at www.usautoparts.net.
U.S. Auto Parts is headquartered in Carson, California.

Exhibit 99.1

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; and (e) share-based compensation expense.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense, as well as items that are not expected to be recurring. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Exhibit 99.1

Safe Harbor Statement
This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in our credit agreement, the weather, and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Company Contacts:
Neil T. Watanabe, Chief Financial Officer
U.S. Auto Parts Network, Inc.
(424) 702-1455 x421
nwatanabe@usautoparts.com

Investor Relations:
Cody Slach or Sean Mansouri
Liolios
949-574-3860
PRTS@liolios.com

Exhibit 99.1

Summarized segment information for our continuing operations from the two reportable segments for the periods presented is as follows (in millions):

	Thirteen Weeks Ended
	April 2, 2016			April 4, 2015
	Base USAP	AMD	Consol	Base USAP	AMD	Consol
Net sales	$80.75	$0.06	$80.81	$76.33	$0.06	$76.39
Gross profit	$24.53	$0.06	$24.59	$21.42	$0.06	$21.48
	30.4%	100.0%	30.4%	28.1%	100.0%	28.1%
Operating expenses	$22.62	$0.79	$23.41	$20.72	$0.78	$21.50
	28.0%	—%	29.0%	27.1%	—%	28.1%
Income (loss) from operations	$1.91	$(0.73)	$1.18	$0.70	$(0.71)	$(0.02)
	2.4%	—%	1.5%	0.9%	—%	—%
Net income (loss)	$1.54	$(0.55)	$0.99	$0.19	$(0.50)	$(0.32)
	1.9%	—%	1.2%	0.2%	—%	(0.4)%
Adjusted EBITDA	$4.34	$(0.39)	$3.96	$2.85	$(0.29)	$2.56
	5.4%	—%	4.9%	3.7%	—%	3.4%

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended
	April 2, 2016			April 4, 2015
	Base USAP	AMD	Consolidated	Base USAP	AMD	Consolidated

Net income (loss)	$1,537	$(547)	$990	$187	$(503)	$(316)
Depreciation & amortization	1,544	307	1,851	1,549	385	1,934
Amortization of intangible assets	112	8	120	107	8	115
Interest expense, net	346	—	346	373	—	373
Taxes	33	(182)	(149)	158	(210)	(52)
EBITDA	$3,572	$(414)	$3,158	$2,374	$(320)	$2,054
Stock comp expense	$772	$29	$801	$477	$33	$510
Adjusted EBITDA	$4,344	$(385)	$3,959	$2,851	$(287)	$2,564

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS
(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended
	April 2, 2016	April 4, 2015
Net sales	$80,806	$76,388
Cost of sales (1)	56,214	54,910
Gross profit	24,592	21,478
Operating expenses:
Marketing	11,490	10,852
General and administrative	4,485	4,181
Fulfillment	6,038	5,060
Technology	1,277	1,288
Amortization of intangible assets	120	115
Total operating expenses	23,410	21,496
Income (loss) from operations	1,182	(18)
Other income (expense):
Other income, net	6	23
Interest expense	(347)	(373)
Total other expense, net	(341)	(350)
Income (loss) before income taxes	841	(368)
Income tax provision (benefit)	(149)	(52)
Net income (loss) including noncontrolling interests	990	(316)
Net loss attributable to noncontrolling interests	(262)	(256)
Net income (loss) attributable to U.S. Auto Parts	1,252	(60)
Other comprehensive loss attributable to U.S. Auto Parts:
Foreign currency translation adjustments	(5)	(10)
Total other comprehensive loss attributable to U.S. Auto Parts	(5)	(10)
Comprehensive loss attributable to U.S. Auto Parts	$1,247	$(70)
Net income (loss) attributable to U.S. Auto Parts per share:
Basic and diluted net income (loss) per share	$0.03	$0.00
Diluted net income (loss) per share	$0.03	$0.00
Weighted average common shares outstanding:
Shares used in computation of basic net income (loss) per share	34,497	33,720
Shares used in computation of diluted net income (loss) per share	39,359	33,720

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands, Except Par and Liquidation Value)

	April 2, 2016	January 2, 2016
ASSETS
Current assets:
Cash and cash equivalents	$4,542	$5,537
Short-term investments	65	65
Accounts receivable, net of allowances of $34 and $17 at April 2, 2016 and January 2, 2016, respectively	3,461	3,236
Inventory	46,937	51,216
Other current assets	3,109	2,475
Total current assets	58,114	62,529
Property and equipment, net	18,138	18,431
Intangible assets, net	1,356	1,476
Other non-current assets	1,253	1,320
Total assets	$78,861	$83,756
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,635	$25,523
Accrued expenses	7,679	7,267
Revolving loan payable	3,000	11,759
Current portion of capital leases payable	530	521
Other current liabilities	4,456	3,854
Total current liabilities	43,300	48,924
Capital leases payable, net of current portion	10,128	10,168
Deferred income taxes	766	944
Other non-current liabilities	1,566	1,577
Total liabilities	55,760	61,613
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 4,150 shares issued and outstanding at April 2, 2016 and January 2, 2016	4	4
Common stock, $0.001 par value; 100,000 shares authorized; 34,675 and 34,137 shares issued and outstanding at April 2, 2016 and January 2, 2016	35	34
Additional paid-in capital	176,919	176,873
Accumulated other comprehensive income	421	440
Accumulated deficit	(155,819)	(157,011)
Total stockholders’ equity	21,560	20,340
Noncontrolling interest	1,541	1,803
Total equity	23,101	22,143
Total liabilities and stockholders’ equity	$78,861	$83,756

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, In Thousands)

	Thirteen Weeks Ended
	April 2, 2016	April 4, 2015
Operating activities
Net income (loss) including noncontrolling interests	$990	$(316)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	1,851	1,934
Amortization of intangible assets	120	115
Deferred income taxes	(178)	(67)
Share-based compensation expense	802	510
Stock awards issued for non-employee director service	2	—
Amortization of deferred financing costs	20	20
Gain from disposition of assets	—	(13)
Changes in operating assets and liabilities:
Accounts receivable	(225)	(405)
Inventory	4,279	15
Other current assets	(630)	(506)
Other non-current assets	49	(7)
Accounts payable and accrued expenses	2,492	2,497
Other current liabilities	601	904
Other non-current liabilities	78	(131)
Net cash provided by operating activities	10,251	4,550
Investing activities
Additions to property and equipment	(1,276)	(2,151)
Proceeds from sale of property and equipment	—	13
Cash paid for intangible assets	(125)	(110)
Net cash used in investing activities	(1,401)	(2,248)
Financing activities
Borrowings from revolving loan payable	5,939	4,314
Payments made on revolving loan payable	(14,698)	(5,850)
Proceeds from stock options	127	13
Payments on capital leases	(141)	(66)
Statutory tax withholding payment for share-based compensation	(970)	(438)
Payment of liabilities related to financing activities	(100)	—
Net cash used in financing activities	(9,843)	(2,027)
Effect of exchange rate changes on cash	(2)	(11)
Net change in cash and cash equivalents	(995)	264
Cash and cash equivalents, beginning of period	5,537	7,653
Cash and cash equivalents, end of period	$4,542	$7,917
Supplemental disclosure of non-cash investing and financing activities:
Accrued asset purchases	$849	$700
Property acquired under capital lease	$111	$—
Accrued intangible asset	—	15
Supplemental disclosure of cash flow information:
Cash (paid) received during the period for income taxes	$(7)	$7
Cash paid during the period for interest	315	303